Exhibit A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, $0.001 par value per share, of N-able, Inc., is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: July 28, 2021

Silver Lake Partners IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner
	By:	SLTA IV (GP), L.L.C., its general partner
		By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

Silver Lake Technology Investors IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner
	By:	SLTA IV (GP), L.L.C., its general partner
		By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

Silver Lake Technology Associates IV, L.P.

By:	SLTA IV (GP), L.L.C., its general partner
	By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

SLTA IV (GP), L.L.C.

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

SLP Aurora Co-Invest, L.P.

By:	SLP Denali Co-Invest GP, L.L.C., its general partner
	By:	Silver Lake Technology Associates III, L.P., its managing member
		By:	SLTA III (GP), L.L.C., its general partner
			By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

SLP Denali Co-Invest GP, L.L.C.

By:	Silver Lake Technology Associates III, L.P., its managing member
	By:	SLTA III (GP), L.L.C., its general partner
		By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

Silver Lake Technology Associates III, L.P.

By:	SLTA III (GP), L.L.C., its general partner
	By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

SLTA III (GP), L.L.C.

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

Silver Lake Group, L.L.C.

By:	/s/ Andrew J. Schader
	Name:	Andrew J. Schader
	Title:	Managing Director and General Counsel

[N-Able Inc. Joint Filing Agreement]